UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2004

Portec Rail Products, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	000-50543	55-0755271

(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania, 15238-8250

(Address of principal executive offices)

Registrant’s telephone number, including area code: (412) 782-6000

Not Applicable

(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K

Item 5. Other Events and Required FD Disclosure

     On July 21, 2004, Portec Rail Products, Inc. (“Portec Rail”) issued a press release regarding the execution of a definitive agreement dated as of July 20, 2004 to acquire Salient Systems, Inc. A copy of the press release is included as Exhibit 99.1 to this report and a copy of the acquisition agreement is included as Exhibit 99.2 to this report.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	The following exhibits are attached as part of this report:

99.1	Press release dated July 21, 2004.

99.2.	Agreement and Plan of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Portec Rail Products, Inc.

DATE: July 21, 2004	By:	/s/ John S. Cooper

John S. Cooper
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release dated July 21, 2004.

99.2	Agreement and Plan of Merger